                                                                     Exhibit 4.2

       THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE ON EXEMPTIONS CONTAINED THEREIN OR QUALIFIED OR REGISTERED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE LAWS"). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION (a) REGISTERED UNDER THE SECURITIES ACT OR EXEMPT FROM REGISTRATION THEREUNDER AND QUALIFIED OR REGISTERED UNDER THE STATE LAWS OR EXEMPT FROM QUALIFICATION OR REGISTRATION THEREUNDER OR (b) OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT AND THE STATE LAWS. THE OFFERING OF THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE'S SECURITIES ADMINISTRATOR.


                                                 Warrant No. 1, Augusta, Georgia



                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                                R WIRELESS, INC.


July 21, 2005                                              Expires June 30, 2010

         FOR VALUE RECEIVED, R Wireless, Inc., a Georgia corporation (together with its successors and assigns, the "Company"), hereby certifies that Baker, Johnston & Wilson LLP or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to 1,434,088 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and nonassessable Common Stock, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

SECTION 1.   TERM.

         The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on January 1, 2006 and shall expire at 5:00 p.m., Eastern Time time, on June 30, 2010 (such period being the "Term"). Prior to the end of the Term, the Company will not take any action which would terminate the Warrants.

SECTION 2. EXERCISE, REGISTRATION, TRANSFER, EXCHANGE, COMPLIANCE WITH SECURITIES LAWS AND CONTINUING RIGHTS.

         2.1 RIGHT OF EXERCISE. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

         2.2 METHOD OF EXERCISE. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the Subscription Form attached hereto duly executed) at the principal office of the Company, and by the payment to the Company of an amount of consideration equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election by certified or official bank check or by canceling Indebtedness to the extent of such exercise.

         2.3 ISSUANCE OF STOCK CERTIFICATES. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (a) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding five Trading Days after such exercise, at the Company's expense, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (b) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof at the Company's expense within such time.

         2.4 WARRANT REGISTER. The Warrants shall be numbered and shall be registered in a Warrant register (the "Warrant Register"). The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be liable for any registration of transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of the Holder as set forth in the first sentence of this Warrant in such denominations as the Holder may request in writing to the Company.

         2.5 TRANSFER OF WARRANT. The Warrants will not be sold, transferred, assigned or hypothecated, in part or in whole (other than to the individual partners of Baker, Johnston & Wilson LLP or by will or pursuant to the laws of descent and distribution), except to registered assigns of the Holder and thereafter only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the Holder thereof for another Warrant, or other Warrants, of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if such transfer would violate the Securities Act.

         2.6 COMPLIANCE WITH SECURITIES LAWS.

                  (a) The holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account (which for the initial Holder, Baker, Johnston & Wilson LLP, includes the account of each of its partners, who are David R. Baker and J. Brooke Johnston, Jr. and, if he is still a partner, James C. Wilson, Jr.) and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Stock except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (b) Except as provided in Section 2.6(c) below, this Warrant and all certificates representing Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

       THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SCURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE ON EXEMPTIONS CONTAINED THEREIN OR QUALIFIED OR REGISTERED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE LAWS"). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION (a) REGISTERED UNDER THE SECURITIES ACT OR EXEMPT FROM REGISTRATION THEREUNDER AND QUALIFIED OR REGISTERED UNDER THE STATE LAWS OR EXEMPT FROM QUALIFICATION OR REGISTRATION THEREUNDER, OR (b) OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT AND THE STATE LAWS.

                  (c) The restrictions imposed by this Section 2.6 upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (i) when such securities shall have been effectively registered under the Securities Act, (ii) upon the Company's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Company, addressed to the Company to the effect that such restrictions are no longer required to ensure compliance with the Securities Act or (iii) upon the Company's receipt of other evidence reasonably satisfactory to the Company that such registration is not required. Whenever such restrictions shall terminate as to any such securities, the Holder thereof shall be entitled to receive from the Company (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legends required by Section 2.6(b) relating to the Securities Act and state securities laws.

         2.7 CONTINUING RIGHTS OF HOLDER. The Company will, at the time of, or at any time after, each exercise of this Warrant, upon the request of the Holder hereof or of any shares of Warrant Stock issued upon such exercise, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

SECTION 3.   COVENANTS OF THE COMPANY.

         3.1 STOCK FULLY PAID. The Company represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company. The Company further covenants and agrees that during the Term, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         3.2 PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Warrant Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Stock in a name other than that of the Holder of Warrants in respect of which such Warrant Stock is issued.

         3.3 RESERVATION. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Company will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. The transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Warrant Stock will be irrevocably authorized and directed at all times until the end of the Term to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for of the Company's securities issuable upon the exercise of the Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 6 of this Warrant. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Warrants subsequent to the end of the Term. If the Company shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary, such listing of all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Company will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Company.

         3.4 DILUTION. The Company shall not by any action including, without limitation, amending the Certificate of Incorporation or the Bylaws of the Company, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Company will (a) not amend or modify any provision of the Certificate of Incorporation or Bylaws of the Company in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants, (b) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Company to perform its obligations under this Warrant.

         3.5 LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANTS. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.


SECTION 4.   ADJUSTMENT OF WARRANT PRICE AND WARRANT SHARE NUMBER.

         The number and kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

         4.1 RECAPITALIZATION, REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

                  (a) In case the Company after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (i) consolidate with or merge into any other Person when the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) permit any other Person to consolidate with or merge into the Company when the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Company shall be changed into or exchanged for Securities of any other Person or cash or any other property, (iii) transfer all or substantially all of its properties or assets to any other Person, or (iv) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments and increases (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof.

                  (b) Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (i) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (ii) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this Section 4.1, such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4.1) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

         4.2 SUBDIVISION OR COMBINATION OF SHARES. If the Company, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (a) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Company shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (b) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Company shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

         4.3 STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company, at any time while this Warrant is outstanding, shall pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Company shall take a record of the Holders of the Company's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus if the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with said dividends).

         4.4 OTHER ACTION AFFECTING COMMON STOCK. In case after the Original Issue Date the Company shall take any action affecting its Common Stock, other than an action described in any of the foregoing Sections 4.1 through 4.3, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

         4.5 ADJUSTMENT OF WARRANT SHARE NUMBER. Upon each adjustment in the Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Company shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Company by reason of its default under Section 3 of this Warrant.

         4.6 FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

SECTION 5.   NOTICE OF ADJUSTMENTS.

         Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Company shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Company and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to an Independent Appraiser selected by the Holder; provided that the Company shall have ten days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another Independent Appraiser and the Company shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Company and such Holder within 30 days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such Independent Appraiser shall be paid by the Company, unless all the matters set forth in the certificate, as it may have been amended prior to the submission to the Independent Appraiser, are confirmed as proper by the Independent Appraiser, in which case the costs of the Independent Appraiser will be paid by the Holder.

SECTION 6.   FRACTIONAL SHARES.

         No fractional shares of Warrant Stock will be issued in connection with an exercise hereof, but in lieu of such fractional shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

SECTION 7.   CALL.

         The Company, at its option, may call up to one hundred percent (100%) of this Warrant at any time and from time to time on or after February 1, 2006 if the Per Share Market Value of the Common Stock has been equal to or greater than two and a half (2-1/2) times the Warrant Price for a period of twenty (20) consecutive Trading Days (a "Call Notice Period") ending not more than five (5) Trading Days prior to the date that the Call Notice is effective by providing the Holder of this Warrant written notice pursuant to Section 11(d) (the "Call Notice"). The rights and privileges granted pursuant to this Warrant with respect to the Warrant Stock subject to the Call Notice (the "Called Warrant Stock") shall expire at the end of the Call Notice Period (the "Early Termination Date") if this Warrant is not exercised with respect to such Called Warrant Stock prior to such Early Termination Date. In the event this Warrant is not exercised with respect to the Called Warrant Stock, the Issuer shall remit to the Holder of this Warrant (i) $.001 per share of Called Warrant Stock, and
(ii) a new Warrant representing the number of shares of Warrant Stock, if any, which shall not have been subject to the Call Notice upon the Holder tendering to the Issuer the applicable Warrant certificate.

SECTION 8.   DEFINITIONS.

         For the purposes of this Warrant, the following terms have the following meanings:

         "Board" means the Board of Directors of the Company.

         "Capital Stock" means and includes (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (b) all partnership interests (whether general or limited) in any Person which is a partnership, (c) all membership interests or limited liability company interests in any limited liability company, and (d) all equity or ownership interests in any Person of any other type.

         "Common Stock" means the common stock of the Company and any other Capital Stock into which such stock may hereafter be changed.

         "Company" means R Wireless, Inc., a Georgia corporation, and its successors.

         "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

         "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

         "Indebtedness" means indebtedness of the Company to Baker, Johnston & Wilson LLP in the amount of $215,113.20, as set forth on the books of the Company on the date hereof after giving effect to the waiver of $.05 for services by Baker, Johnston & Wilson LLP.

         "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Company or the Holder of any Warrant.

         "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "Original Issue Date" means July 21, 2005.

         "Other Common" means any other Capital Stock of the Company of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Company without limitation as to amount.

         "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

         "Per Share Market Value" means on any particular date (a) the closing price per share of the Common Stock on such date on the Nasdaq National Market, The Nasdaq SmallCap Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq National Market, The Nasdaq SmallCap Market or any registered national stock exchange, the closing price for a share of Common Stock in the over-the-counter market, as reported by NASDAQ or by the National Quotation Bureau, Inc. or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Company, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Company determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

         "Securities" means any debt or equity securities of the Company, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

         "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Company or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

         "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market, The Nasdaq SmallCap Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq National Market, The Nasdaq SmallCap Market or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that if the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Term" has the meaning specified in Section 1 hereof.

         "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

         "Warrants" means this Warrant and any other Warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Sections 2.3, 2.4 or 2.5 hereof or of any of such other Warrants.

         "Warrant Price" means $0.15, as such price may be adjusted from time to time from the adjustments specified in Section 4 hereof.

         "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

         "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

SECTION 9.   OTHER NOTICES.

         In case at any time: (a) the Company shall make any dividends or other distributions to the holders of Common Stock; or (b) the Company shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or Convertible Securities or other rights; or (c) there shall be any reclassification of the Capital Stock of the Company; or (d) there shall be any capital reorganization by the Company; or (e) there shall be any (i) consolidation or merger involving the Company or (ii) sale, transfer or other disposition of all or substantially all of the Company's property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or (f) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company or any partial liquidation of the Company or distribution to holders of Common Stock; then, in each of such cases, the Company shall give written notice to the Holder of the date on which (A) the books of the Company shall close or a record shall be taken for such distribution or subscription rights or (B) such reclassification, reorganization, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Company's transfer books are closed in respect thereto. The Company shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such requires no notice, then two Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

SECTION 10.  WARRANT AGENT.

         The Company may, by written notice to each Holder of this Warrant, appoint an agent having an office in the United States of America for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to Section 2.2 hereof, exchanging this Warrant pursuant to Section 2.5 hereof or replacing this Warrant pursuant to Section 3.4 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

SECTION 11.  MISCELLANEOUS.

         (a) GOVERNING LAW. This Warrant shall be governed by and construed according to the laws of the State of Georgia applicable to contracts made by residents of such state, and wholly to be performed, within such state.

         (b) ENTIRE AGREEMENT. This Warrant constitutes the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements between them respecting the subject matter hereof.

         (c) AMENDMENT AND WAIVER. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder of this Warrant.

         (d) NOTICES. Any notice required or permitted to be given hereunder or pursuant to law shall be validly given, made or served if in writing and shall be effective (i) immediately if delivered in person or by facsimile or email with evidence of receipt, (ii) in three days after being sent by first class certified or registered mail, postage prepaid, or (iii) one day after being sent by nationally recognized overnight delivery service with evidence of receipt. Delivery to the Holder shall be made to the Holder's address, as reflected in the Warrant Register or as otherwise notified from time to time by the Holder to the Company for such purpose, or to the facsimile number or email address as the Holder may from time to time notify the Company for such purpose. Delivery to the Company shall be made to the Company's principal office as set forth by the Company in its most recent filing with the Securities and Exchange Commission or as the Company may from time to time notify the Holder for such purpose, or as to facsimile number or email address as the Company may notify the Holder from time to time for such purpose.

         (e) SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and the Holders of Warrant Stock issued pursuant hereto.

         (f) REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         (g) CONSTRUCTION. The headings and captions of this Warrant are provided for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions hereof. No provision of this document is to be interpreted for or against either party hereto by reason of the fact that such party or its legal counsel drafted it.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the day and year first above written.


                                      R WIRELESS, INC.


                                       By:     /S/  Mark Neuhaus
                                            ------------------------------------
                                            Mark Neuhaus
                                            Chairman and Chief Executive Officer

                                SUBSCRIPTION FORM

                  (To be signed only upon exercise of Warrant)

To R Wireless, Inc.:

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________ shares of Common Stock of R Wireless, Inc. and herewith (a) makes payment of $________ therefore by certified or official bank check or (b) applies $_____ of Indebtedness therefor. The undersigned requests that the certificates for such shares be issued in the name of________________ _________________________________________, and delivered to, __________________, whose address is _________________________________________________________.


Dated the ____ day of __________, 20__.



                                                ________________________________
                                                          Signature

                                    Print Name: ________________________________


                                    Address:    ________________________________

                                                ________________________________

                                                ________________________________

                                    Phone:      ________________________________


    (Signature must conform to name of Holder as specified on the face of the
                                    Warrant)

                                   ASSIGNMENT

                  (To be signed only upon transfer of Warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock of R Wireless, Inc. covered thereby set forth hereinbelow unto:

NAME OF ASSIGNEE                     ADDRESS                    NUMBER OF SHARES
----------------                     -------                    ----------------





To the extent that the within Warrant covers shares not so assigned and transferred, please return a balance certificate to the undersigned at the address indicated below.


Dated the ____ day of __________, 20__.



                                                ________________________________
                                                          Signature

                                    Print Name: ________________________________


                                    Address:    ________________________________

                                                ________________________________

                                                ________________________________

                                    Phone:      ________________________________



    (Signature must conform to name of Holder as specified on the face of the
                                    Warrant)




Witnessed By:

________________________________